UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2018

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective as of June 11, 2018, we appointed Sonja Nelson as our Chief Financial Officer. In addition, Ms. Nelson will serve as our Principal Financial Officer.

Ms. Nelson served as our Chief Accounting Officer from May 2016 to June 2018 and served as our VP/ Corporate Controller from November 2015 to June 2018. Prior to joining the Company, Ms. Nelson was Vice President and Corporate Controller at AltheaDx, Inc., a molecular diagnostics company and was hired to prepare the company for an IPO, from July 2014 through October 2015. Previously, Ms. Nelson was Senior Director and Controller at Cadence Pharmaceuticals, Inc. from May 2012 through June 2014. Prior to that, Ms. Nelson was Director, General Accounting at Cricket Communications, Inc., a $3 billion wireless services provider, from September 2008 through May 2012. Ms. Nelson started out her career with KPMG LLP, holds a Bachelor’s degree in accounting and taxation from the University of Applied Sciences in Pforzheim, Germany, and is a Certified Public Accountant.

Effective as of June 11, 2018, Richard Tajak has stepped down from being our Chief Financial Officer although he will continue to assist us on various financial and accounting matters on a consulting basis.

Compensation Arrangements

We entered into an offer letter agreement with Ms. Nelson effective as of June 11, 2018. The offer letter does not have a term and may be terminated by us or Ms. Nelson at any time.

Pursuant to the offer letter, Ms. Nelson will receive a base salary of $325,000 per year, less applicable withholdings, and she will be eligible to earn an annual target bonus, payable in cash or stock, of up to 40% of her base salary upon achievement of performance objectives to be determined by our board of directors in its sole discretion. Ms. Nelson is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives. In connection with Ms. Nelson’s relocation to the Los Angeles metropolitan area, Ms. Nelson will be eligible to receive reimbursement for reasonable moving and travel costs up to an aggregate of $15,000 and for temporary housing for up to four months.

In connection with her appointment as our Chief Financial Officer, at the next board meeting Ms. Nelson will be recommended to receive an award of restricted stock units to acquire 40,000 shares of Company common stock, pursuant to our 2015 Equity Incentive Plan. The shares subject to the restricted stock unit award will be scheduled to vest as follows, subject to Ms. Nelson’s continued service through each applicable vesting date: twenty five percent (25%) of the RSUs subject to the award shall vest twelve (12) months following the vesting commencement date on the same day of the month as the vesting commencement date, and the remaining seventy five percent (75%) of the RSUs subject to the award shall vest annually in equal installments thereafter on the same day of the month as the vesting commencement date.

The offer letter agreement also provides benefits in connection with a termination of Ms. Nelson’s employment under specified circumstances. Under the terms of the offer letter agreement, if we terminate Ms. Nelson’s employment without “cause”, Ms. Nelson will be entitled to a receive a lump sum payment equal to six months of her then-current base salary less applicable withholdings, subject to her timely execution and non-revocation of a release of claims in a form reasonably satisfactory to us.

The summary description of Ms. Nelson’s offer letter agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter agreement, a copy of which will be filed as an exhibit to our current report on Form 10-Q for the quarter ended June 30, 2018.

Other Matters

In addition, we have previously entered into our standard form of indemnification agreement with Ms. Nelson. The form indemnification agreement was filed with the Securities and Exchange Commission on June 19, 2015 as Exhibit 10.1 to our Registration Statement on Form S-1/A and is incorporated herein by reference. Ms. Nelson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Ms. Nelson and any of our directors or executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2018 annual meeting of stockholders on June 7, 2018 (the “Annual Meeting”). Of the 79,088,200 shares of our common stock outstanding as the record date of April 17, 2018, 72,056,849 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 91.11% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2019 annual meeting of stockholders and until his respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong, MD	59,120,811	2,182,278	10,753,760
Barry J. Simon	59,335,018	1,968,071	10,753,760
Steve Gorlin	59,333,341	1,969,748	10,753,760
Michael D. Blaszyk	60,260,585	1,042,504	10,753,760
Frederick W. Driscoll	61,194,060	109,029	10,753,760
John C. Thomas, Jr.	59,695,208	1,607,881	10,753,760

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
71,783,817	246,476	26,556	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: June 13, 2018	By:	/s/ Patrick Soon-Shiong
Chairman and Chief Executive Officer